EXHIBIT 10.44

BRENTWOOD, TENNESSEE  37027

OFFICE LEASE AGREEMENT

1.

Basic Lease Provisions

1.1

Parties:  This Lease Agreement, dated for references purposes only February 2, 2007, is made by and between Self Service Mini Storage, an Ohio general partnership ("Landlord") and Cross Country Education LLC a  Delaware corporation ("Tenant").

1.2

Premises:  Suite Number 130, as shown on Exhibit A attached hereto (the "Premises").

1.3

Rentable Area of Premises:  14,157 rentable square feet.

1.4

Building Address:  9020 Overlook Boulevard, Brentwood, TN  37027.

1.5

Use:  Office space, subject to the requirements and limitations contained in Section 6.

1.6

Term:  Seven (7) years and four (4) months

1.7

Commencement Date:  May 1, 2007, subject to adjustments in accordance with Section 3 below.

1.8

Base Rent:  Payable Monthly As Follows:

Period	Monthly Rental
Commencement Date– 8/31/2007	$0.00
9/1/07 – 8/31/08	$22,356.26
9/1/08 – 8/31/09	$23,253.87
9/1/09 – 8/31/10	$24,184.88
9/1/10 – 8/31/11	$25,152.27
9/1/11 – 8/31/12	$26,155.06
9/1/12 – 8/31/13	$27,205.04
9/1/13 – 8/31/14	$28,290.41

1.9

Base Rent Paid Upon Execution:  $22,356.26 for the month(s) of September 2007.

1.10

Security Deposit:  $22,356.26

1.11

Tenant’s Share:  13.48%

1.12

Base Year:  The calendar year 2007.

1.13

Number of Parking Spaces:  5.2/1000

1.14

Initial Monthly Parking Rates Per Space:  N/A

1.15

Real Estate Broker:

Landlord:

Nashville Commercial Real Estate Services

Tenant:

Colliers Turley Martin Tucker

1.16

Attachments to Lease:  Amendment, Exhibit A – "Premises",  Schedule 1- Tenant Improvements, Exhibit B – "Verification of Commencement Letter", Exhibit C – “Rules and Regulations”, Exhibit D – “Right of First Offer”.

1.17

Address for Notices:

Landlord:

Nashville Commercial Real Estate Services

4560 Trousdale Drive

Suite 100

Nashville, TN 37204

Property Manager

With Copy To:

Self Service Mini Storage

140 Sheldon Road

Berea, Ohio 44017

Attention:  Gerald C. Forstner, Jr.

Tenant:

Cross Country Education

9020 Overlook Blvd., Suite 140

Brentwood, TN 37027

Attn: John Nichols

1.18

Agent for Service of Process:  The name and address of Tenant’s registered agent for service of process in the State of Tennessee, if any, is Corporation Service Company, 2908 Poston Ave., Nashville, TN 37203.

2.

Premises

2.1

Lease of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein, the Premises, together with certain rights to the Common Areas as hereinafter specified.  The Premises shall not include an easement for light, air, or view.  The Building, the Common Areas (as defined below), the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, including all parking facilities, are herein collectively referred to as the "Project".

2.2

Calculation of Size of Building and Premises.  The parties acknowledge that the Premises have been measured according to BOMA standards and square footage figures in Article 1.3 shall be conclusive for all purposes with respect to this Lease.

2.3

Common Areas-Defined.  The Term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and other tenants of the Project and their respective employees, suppliers, customers, and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways, and sidewalks.  Landlord may also designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project.

3.

Term

3.1

Term and Commencement Date.  The Term and Commencement Date of this Lease are as specified in Sections 1.6 and 1.7.  The Commencement Date set forth in Section 1.7 is an estimated Commencement Date.  Subject to the limitations contained in Section 3.3 below, the actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with Section 3.4 below; provided, however, that the Base Rent, as defined below in Article 4.1 shall not commence until September 1, 2007 and the expiration of this Lease shall be August 31, 2014.  When the actual Commencement Date is established by Landlord, Tenant shall, within five (5) business days after Landlord’s request, complete and execute the letter attached hereto as Exhibit B and deliver it to Landlord.  Tenant’s failure to execute the letter attached hereto as Exhibit B within said five (5) business day period shall be a material default hereunder and shall constitute Tenant’s acknowledgement of the truth of the facts contained in the letter delivered by Landlord to Tenant.

3.2

Delay in Possession.  Notwithstanding the estimated Commencement Date specified in Section 1.7, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as defined in Section 3.4.  If Landlord shall not have tendered possession of the Premises to Tenant within ninety(90) days following the estimated Commencement Date specified in Section 1.7, as the same may be extended in accordance with Section 3.3 or under the terms of any work letter agreement entered into by Landlord and Tenant, Tenant may, at Tenant’s option, by notice in writing to Landlord within ten (10) days after the expiration of the ninety (90) day period, terminate this Lease.  If Tenant terminates this Lease as provided in the preceding sentence, the Parties shall be discharged from all obligations hereunder, except that Landlord shall return  all money previously deposited with Landlord by Tenant; and provided further, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant shall not have the right to terminate this Lease as provided above unless Landlord fails to tender possession of the Premises to Tenant within ninety (90) days following the estimated Commencement Date specified in Section 1.7, as the same may be extended in accordance with Section 3.3 or under any work letter agreement entered into by Landlord and Tenant.  Notwithstanding the foregoing if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date due to a "Force Majeure Event", the Commencement Date shall be extended by the period of the delay caused by the Force Majeure Event.  A Force Majeure Event shall mean fire, earthquake, weather delays, or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor, or materials, delays in issuance of governmental permits or approvals.

3.3

Delays Caused by Tenant.  There shall be no abatement of rent, and the ninety (90) day periods specified in Section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant’s agents, employees, and contractors, or for Tenant delays as defined in the work letter agreement attached to this Lease, if any (hereinafter, "Tenant Delays").  The Commencement Date shall not be extended due to Tenant Delays.

3.4

Tender of Possession.  Possession of the Premises shall be deemed tendered to Tenant when Landlord’s architect or agent has determined that (a) the improvements to be provided by Landlord pursuant to a work letter agreement, if any, are substantially completed, (b) the Project utilities are ready for use in the Premises, (c) Tenant has reasonable access to the Premises, and (d) three (3) days shall have expired following advance written notice to Tenant of the occurrence of the matters described in (a), (b), and (c) above of this Section 3.4.  If improvements to the Premises are constructed by Landlord, the improvements shall be deemed "substantially" completed when the improvements have been completed except for minor items or defects which can be completed or remedied after Tenant occupies the Premises without causing substantial interference with Tenant's use of the Premises.

3.5

Early Possession.  If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date.  Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any Tenant improvements, Tenant shall have the right to enter the Premises up to thirty (30) days prior to the anticipated Commencement Date for the purpose of installing furniture, trade fixtures, equipment, and similar items.  Provided that Tenant has not begun operating its business from the Premises, and subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and the Lease Term shall not commence as a result of said activities.  Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord.

4.

Rent

4.1

Base Rent.  Subject to adjustment as hereinafter provided in Section 4.3, Tenant shall pay to Landlord the Base Rent for the Premises set forth in Section 1.8, without offset or deduction on the first day of each calendar month.  At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in Section 1.9.  Base Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved.  Base Rent and all other amounts payable to Landlord hereunder shall be payable to

Landlord in lawful money of the United States at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

4.2

Operating Expense Increases.  Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant’s Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year.  If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project’s rentable square feet been occupied and had Landlord been supplying services to 95% of the Project’s rentable square feet throughout such calendar year.  Tenant’ Share of Operating Expense increases shall be determined in accordance with the following provisions:

(a)

"Tenant’s Share" is defined as the percentage set forth in Section 1.11, which percentage has beendetermined by dividing the number of rentable square feet in the Premises by ninety-five percent (95%) of the total number of rentable square feet in the Project and multiplying the resulting quotient by one hundred (100).  In the event that the number of rentable square feet in the Project or the Premises changes, Tenant’s Share shall be adjusted in the year the change occurs, and Tenant’s Share for such year shall be determined on the basis of the days during such year that each Tenant’s Share was in effect.

(b)

"Comparison Year" is defined as each calendar year during the Term of this Lease after the Base Year.  Tenant’s Share of the Operating Expense increases for the last Comparison Year of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

(c)

"Operating Expenses" shall include all commercially reasonable costs, expenses, and fees incurred by Landlord in connection with or attributable to the Project determined in accordance with generally accepted accounting principles (“GAAP”) consistently applied, including but not limited to, the following items:  (i) actual costs, expenses, and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, and alteration of the Project, or any part thereof, including but not limited to, the following:  (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences, and gates; (B) all heating, ventilating, and air-conditioning equipment ("HVAC"), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services, and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles; (iv) the amount of the real property taxes to be paid by Landlord under Section 10.1 hereof; (v) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (vi) the cost of labor, salaries, and applicable fringe benefits incurred by Landlord; (vii) the cost of materials, supplies, and tools used in managing, maintaining and/or cleaning the Project; (viii) the cost of commercially reasonable accounting fees, management fees, legal fees, and consulting fees attributable to the ownership, operation, management, maintenance, and repair of the Project (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee not to exceed four percent (4%) of the aggregate revenue);(ix) the cost of replacing and/or adding improvements mandated by any law, statute, regulation, or directive of any governmental agency and any repairs or removals necessitated thereby; but excluding all ADA required improvements to Building Common Areas, (x) the costs incurred in implementing and operating any transportation management program, ride-sharing program, or similar program including, but not limited to, the cost of any transportation program fees, mass transportation fees, or similar fees charged or assessed by any governmental or quasi-governmental entity; (xi) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (xii) personal property taxes imposed upon the fixtures, machinery, and equipment used in connection with the operation of the Project; and (xiii) the cost that is elsewhere stated in this Lease to be an "Operating Expense".

"Operating Expenses" shall not include nor will Tenant be obligated to pay for the following:

a.

Any expenses paid by any tenant to third parties, or as to which Landlord is otherwise reimbursed by any third party or by insurance proceeds.

b.

Any ground lease rental;

c.

Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise (“Capital Items”)

d.

Rentals for items which if purchased, rather than rented, would constitute a Capital Item;

e.

Costs incurred by Landlord for the repair of damage to the Site, Building or Parking Facility not caused by Tenant or Tenant’s employees, agents, contractors or invitees (however, such damage shall be subject to Section 12) and costs of all capital repairs, regardless of whether such repairs are covered by insurance;

f.

Costs, including permit, license and inspection costs, incurred with respect to the installation of Tenant’s or other occupants’ improvements at the Site, Building or Parking Facility (as applicable) or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for other occupants of the Building;

g.

Depreciation of the Site, Building or Parking Facility or any Capital Items;

h.

Marketing costs, including, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memoranda, letters of intent, leases, subleases and assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and assignment negotiations and transactions with present or prospective tenants or other occupants of the Site;

i.

Any overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and services in or to the Site, Building or Parking Facility to the extent such increment exceeds the costs of such goods and services rendered by unaffiliated third parties on a competitive basis;

j.

Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Site, Building or Parking Facility;

k.

Landlord’s general corporate overhead and general and administrative expenses;

l.

Electric power costs for which Tenant directly contracts with the local public service company and pays at Tenant’s expense;

m.

Excluding the  Premises, costs incurred in connection with upgrading the Site, Building or Parking Facility or any portion thereof, to comply with any governmental requirement in effect before the Commencement Date, including, , the ADA, including penalties or damages incurred due to non-compliance with any such laws or regulations;

n.

Tax penalties incurred as a result of Landlord’s negligence or Landlord’s inability or unwillingness to make payments or to file any tax or informational returns when due;

o.

Costs for which Landlord has been compensated by a management fee and any management fees in excess of four percent (4%) of the sum of the then current Base Rent (“Management Fee”);

p.

Costs arising from the negligence or fault of Landlord’s agents or vendors, contractors or providers of materials or services selected, hired or engaged by Landlord or its agents including, , the selection of building materials;

q.

Costs arising from the presence of Hazardous Materials in or about the Site, Building or Parking Facility not caused by Tenant including, , Hazardous Materials in the groundwater or soil;

r.

Costs arising from Landlord’s charitable or political contributions;

s.

Costs arising from latent defects in the base, shell or core of the Building, or improvements installed by Landlord for repair thereof;

t.

Costs for sculpture, paintings or other objects of art;

u.

Costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord or the Site, Building or Parking Facility;

v.

Costs associated with the operation of the business of the entity which constitutes Landlord as distinguished from the costs of operation of the Site, Building or Parking Facility, including accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Site, Building or Parking Facility, costs of any disputes between Landlord and Landlord’s employees, disputes of Landlord with Premises management or outside fees paid in connection with disputes with other tenants;

w.

Any entertainment, dining or travel expenses for any purpose;

x.

Costs arising from insurance deductibles in excess of $25,000.00, environmental contamination insurance, and any other insurance not required to be maintained by Landlord pursuant to this Lease;

aa.

“In house” legal and accounting fees;

bb.

Any reserves for Operating Expenses or other costs;

cc.

Any administrative fees or costs in excess of the Management Fee.

dd.

Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as operating expenses by comparable landlords of Comparable Buildings in the Davidson County, Tennessee area.

(d)

If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor of twelve percent (12%) per annum on the unamortized cost of such item.

(e)

Tenant’s Share of Operating Expense increases shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord.  At Landlord’s option, however, Landlord may, from time to time, estimate what Tenant’s Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease Term, on the same day as the Base Rent is due hereunder.  In the event that Tenant pays Landlord’s estimate of Tenant’s Share of Operating Expense increases, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each Comparison Year a reasonably detailed statement showing Tenant’s Share of the actual Operating Expense increases incurred during such year.  Landlord’s failure to deliver the statement to Tenant within said period shall not constitute Landlord’s waiver of its right to collect said amounts or otherwise prejudice Landlord’s rights hereunder.  If Tenant’s payments under this Section

4.2(f) during said Comparison Year exceed Tenant’s Share as indicated on said statement, Tenant shall be entitled to immediate rent credit the amount of such overpayment against Tenant’s Share of Operating Expense increases next falling due.  If Tenant’s payments under this Section 4.2(f) during said Comparison Year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement.  Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease Term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of this Lease.

(f)

For purposes of computing Tenant’s Share of Operating Expense Increases, Operating Expenses (excluding those Operating Expenses attributable to real and personal property taxes and assessments, insurance costs, and utility services herein agreed to be uncontrollable expenses) in any calendar year will not increase by more than CPI as printed in the Wall Street Journal.  Tenant will be required to pay 100% of any increase in Tenant’s Share of Operating Expense Increases attributable to those Operating Expenses excluded from the CPI limitation.

5.

Security Deposit.  Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.10 as security for Tenant’s faithful performance of Tenant’s obligations hereunder.  If Tenant fails to pay Base Rent. Additional Rent (as defined below), or other amounts payable by Tenant hereunder, or otherwise defaults with respect to any provision of this lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of said deposit, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount.  Landlord shall not be required to keep said security deposit separate from its general accounts.  If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises and complied with all of Tenant's obligations hereunder this Lease Agreement.  No trust relationship is created herein between Landlord and Tenant with respect to said security deposit.  Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord’s damages in the event of Tenant’s default.

6.

Use

6.1

Use.  The Premises shall be used and occupied only for the purpose set forth in Section 1.5 and for no other purpose.  If Section 1.5 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use,  any use not characterized by applicable zoning and land use restrictions as general office use, or any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state, or local authority.  No exclusive use has been granted to Tenant hereunder.

6.2

Compliance with Law.  Notwithstanding any permitted use inserted in Section 1.5, Tenant shall not use the Premises for any purpose which would violate the Project’s certificate of occupancy, any conditional use permit, or variance applicable to the Project or violate any covenants, conditions, or other restrictions applicable to the Project.  Tenant shall, at Tenant’s expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use permits, variances, covenants, and restrictions of record, and requirements of any fire insurance underwriters, rating bureaus, or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises.  Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project.  Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises.  Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

6.3

Condition of Premises.  Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state, and local laws, ordinances, regulations, and permits governing the use of the Premises, the Project’s certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants, or restrictions of record affecting the use of the Premises or the Project.  Tenant shall comply with all federal, state, and local laws and regulations governing occupational safety and health at Tenant’s sole cost and expense.  Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use, and that neither Landlord nor Landlord’s agents have made any representation or warranty as to the present or future suitability of the Premises or the Project for the conduct of Tenant’s business.

7.

Maintenance, Repairs, and Alterations

7.1

Landlord’s Obligations.  Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair.  Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant and if such defect is not so reported and such failure to promptly report results in other damage, Tenant shall be liable for same.  Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant’s business with respect to any improvements, alterations, or repairs made by Landlord to the Project or any part thereof.  .

7.2

Tenant’s Obligations

(a)

Subject to the requirements of Section 7.3, Tenant shall be responsible for payment of the cost of keeping the Premises in good condition and repair, and if Landlord makes any repairs to the Premises, the cost thereof shall be paid by Tenant to Landlord within ten (10) days after written demand therefore.  Tenant shall be responsible for the cost of painting, repairing, or replacing wall coverings, and the cost of repairing or replacing any improvements made to the Premises by Landlord or Tenant.  Landlord may, but shall not be obligated to, enter the Premises at all reasonable times to make such repairs, alterations, improvements, and additions to the Premises or to any equipment located therein as Landlord deems necessary in its sole discretion.

(b)

On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, clean and free of debris and Tenant’s personal property.  Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant’s trade fixtures, furnishings, and equipment.  Except as otherwise stated in this Lease, Tenant shall leave the power panels, electrical distribution systems, lighting fixtures, HVAC, window coverings, wall coverings, carpets, wall paneling, ceilings, and plumbing at the Premises and in good operating condition, ordinary wear and tear excepted.

7.3

Alterations and Additions

(a)

Tenant shall not, with Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, make any alterations, improvements, additions, utility installations, or repairs (hereinafter collectively referred to as "Alterations") in, on, or about the Premises or the Project.  As used in this Lease, the term "utility installation" shall mean carpeting or other floor covering, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC, and plumbing.  At the expiration of the Term, Landlord may require the removal of any Alterations installed by Tenant after the initial tenant improvements by the Landlord and the restoration of the Premises and the Project to their prior condition, at Tenant’s expense.  If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement.  Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, and Landlord may require Tenant to provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to the estimated cost of such Alterations, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work.  Should Tenant make any Alterations without the prior approval of Landlord except as provided herein, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations.

In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount approved by Landlord and workers compensation insurance.

(b)

Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit.  If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner.  Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

(c)

Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or the Project, or any interest therein.  Tenant shall have no right or authority whatever to incur or impose any lien on the Premises or the Project, or any interest therein, other than Tenant's leasehold interest..  If Tenant shall, on good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability arising out of such lien or claim.  In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in such action.

(d)

Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commence-ment of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project as provided by law.

(e)

All alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be made and done in a good and workmanlike manner and with new materials satisfactory to Landlord and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord requires their removal pursuant to Section 7.3(a).  Provided Tenant is not in default, notwithstanding the provisions of this Section 7.3(e), Tenant’s personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2(b).

7.4

Failure of Tenant to Remove Property.  If this Lease is terminated due to the expiration of its Term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant and at any time (before or after Landlord stores said property), Landlord may sell any or all such property at public or private sale, in such a manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or on demand upon Tenant.  Landlord shall apply the proceeds of such sale:  first, to the cost and expenses of the sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under this Lease; and fourth, the balance, if any, to Tenant.

8.

Insurance

8.1

Insurance-Tenant

(a)

During the Term of the Lease and at such other times as Tenant occupies the Premises, Tenant shall keep in force at its expense "commercial general liability" insurance  with respect to the Premises with limits of not less than One Million Dollars ($1,000,000) per occurrence/ $2,000,000 aggregate, or such commercially reasonable higher amount as Landlord may require in writing from time to time.  The insurance shall cover liability arising out of Tenant’s operations and liability arising out of work performed at the Premises by other persons on behalf of Tenant, and shall specifically include the contractual liability assumed by Tenant under this Lease.  Such coverage, if written on a claims-made basis, must provide for a retroactive date which is prior to the date Tenant occupies the Premises, and the same retroactive date shall continue during the entire Term of this Lease. Tenant shall provide Landlord a certificate of insurance naming Landlord as an additional insured, along with a copy of an additional insured endorsement ISO number CG20 11 01 96 or its equivalent.

(b)

Tenant will also maintain "all risk"  property insurance, including flood coverage written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant’s trade fixtures, and other property.    If this Lease is terminated as the result of a casualty in accordance with Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord. Tenant shall also maintain all risk Business Interruption Coverage in an amount no less than  100% of he annual rents and tenant’s insurance policy shall contain a loss payable clause naming Landlord additional loss payee A.T.I.M.A. and certificate of insurance evidencing the foregoing coverages shall be given Landlord under an ACCORD 27 or its equivalent.

(c)

Tenant shall, at all times during the Term hereof, maintain in effect workers’ compensation insurance as required by applicable law and business interruption insurance satisfactory to Landlord.

8.2

Insurance-Landlord

(a)

Landlord shall obtain and keep in force a policy of commercial general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation, and management of the Project.

(b)

Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of "all risk" insurance covering loss or damage to the Project in the amount of not less than eighty percent (80%) of the full replacement cost thereof, as determined by Landlord from time to time.  The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord from time to time, in Landlord’s sole discretion. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. At Landlord’s option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas.  At Landlord’s option, Landlord may obtain coverage for flood and earthquake damages. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project. The policies purchased by Landlord shall contain such deductibles as Landlord may determine.  In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the Commencement Date to the extent the increase is specified by Landlord’s insurance carrier as being caused by the nature of the Tenant’s occupancy or any act or omission of Tenant.

8.3

Insurance Policies.   Tenant shall deliver to Landlord evidence of required insurance prior to the effective date of this Lease. All insurance policies required of Tenant shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary and non-contributing with any insurance that Landlord may carry, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days' prior notice to Landlord.  If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.  Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals thereof.  Tenant represents to Landlord that Tenant self-insures the first $1,000,000 of loss through its parent company, Cross Country Healthcare, and Landlord agrees to allow such self insurance as long as such coverage is provided by the Tenant's parent, Cross Country Healthcare, and documented on the current certificate of insurance, to be signed by Cross Country Healthcare, that Tenant is required to deliver to Landlord

8.4

Waiver of Subrogation.  Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by insurance carried by such party (or required to be carried by such party by this Lease) to the extent of the insurance proceeds actually received, whether due to the negligence, willful misconduct or intentional or reckless act or omissions of Landlord or Tenant or their agents, employees, contractors, and/or invitees.  Landlord and Tenant shall each cause the insurance policies they obtain in accordance with this Section 8 to provide that the insurance company waives all right of recovery by subrogation against either party in connection with any damage covered by any policy.

8.5

Coverage.  Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit its obligations under this Lease.

9.

Damage or Destruction

9.1

Effect of Damage or Destruction.  If all or part of the Project is materially damaged (as defined in Section 9.2 below) by fire, earthquake, flood, explosion, the elements, riot, or any other casualty, Landlord shall have the right, in its sole and complete discretion, to repair or to rebuild the Project or to terminate this Lease.  Landlord shall within ninety (90) days after the occurrence of such damage notify Tenant in writing of Landlord’s intention to repair or to rebuild or to terminate this Lease.  Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord’s election to terminate this Lease.  Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project, but in good faith determines that the Project cannot be built or repaired within one hundred eighty (180) days after the date of the occurrence of the damage, without payment of overtime or other premiums, and the damage to the Project has rendered the Premises unusable, Landlord shall notify Tenant thereof in writing at the time of Landlord’s election to rebuild or repair, and Tenant shall thereafter have a period of fifteen (15) days within which Tenant may elect to terminate this Lease, upon written notice to Landlord.  Tenant’s termination right described in the preceding sentence shall not apply if the damage was caused by the negligence, willful misconduct or intentional or reckless act or omissions of Tenant or Tenant’s agents, contractors, employees, or invitees.  Failure of Tenant to exercise said election with said period shall constitute Tenant’s agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays beyond Landlord’s reasonable control.

9.2

Definition of Material Damage.  The damage shall be deemed material if, in Landlord’s reasonable judgement, the uninsured cost of repairing the damage will exceed Twenty-Five Thousand Dollars ($25,000).  If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds One Hundred Thousand Dollars ($100,000).  Damage to the Project shall also be deemed material if (a) the Project cannot be repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of Twenty-Five Thousand Dollars ($25,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or (c) the damage occurs during the last twelve (12) months of the Lease Term.

9.3

Abatement of Rent.  If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or willful misconduct of Tenant or its employees, agents, contractors, or invitees, Tenant’s Base Rent and Tenant’s Share of Operating Expense increases shall be abated in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business until the repairs are completed.

9.4

Tenant’s Negligence.  If such damage or destruction occurs as a result of the negligence or willful misconduct of Tenant or Tenants’ employees, agents, contractors, or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to repair all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

9.5

Tenant’s Property.  Landlord shall not be required to repair any injury or damage to, or to make any repairs or replacements of, any fixtures, furniture, equipment, or tenant improvements installed in the Premises, and Tenant shall repair and restore all such property at Tenant’s sole expense.

9.6

Waiver.  Landlord and Tenant hereby waive the provisions of any statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10.

Real Property Taxes

10.1

Payment of Taxes.  Landlord shall pay the real property tax, as defined in Section 10.2, applicable to the Project subject to reimbursement by Tenant of Tenant’s Share of such taxes in accordance with the provisions of Section 4.2.

10.2

Definition of "Real Property Tax".  As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary, or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy, or tax (other than inheritance, personal income, estate taxes, or Tennessee’s franchise and excise tax) imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Project.  The term "real property tax" shall also include any tax, fee, levy, assessment, or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment, or charge hereinabove included within the definition of "real property tax", or (b) the nature of which was hereinbefore included within the definition of "real property tax", or (c) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (d) which is imposed by reason of this transaction, any modifications, or changes hereto, or any transfers hereof, or (e) transportation taxes, fees, or assessments, including but not limited to, mass transportation fees, regional transportation district fees, metro rail fees, trip fees, and similar fees and assessments, or (f) fees assessed by an air quality management district or other governmental or quasi-governmental entity regulating pollution related to other tenant leases, or (g) parking fees or parking taxes paid by Landlord, or (h) any commercially reasonable expenses incurred by Landlord in attempting to  reduce, or minimize real property taxes.

10.3

Personal Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises.  If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

11.

Utilities

11.1

Services Provided by Landlord.  Subject to all governmental rules, regulations, and guidelines applicable thereto, Landlord shall use its best efforts to provide HVAC to the Premises for normal office use during the times described in Section 11.3, reasonable amounts of electricity for normal office lighting and fractional horsepower office machines, water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and building standard janitorial services

Services Exclusive to Tenant.  Tenant shall pay for all water, gas, heat, electricity, telephone, and other utilities and services supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon., If any such exclusive services are not separately metered to the Premises, Tenant shall pay, at Landlord’s option, either Tenant’s Share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Project.  Notwithstanding, the rights of Landlord to charge Tenant for such exclusive services shall not be construed to allow Landlord to charge Tenant for the water, gas, heat, electricity, telephone, and other utilities and services that are contemplated as Operating Expenses under this Lease.

11.2

Hours of Service.  Building services and utilities shall be provided Monday through Friday from 7:00 a.m. to 7:00 p.m. and Saturdays from 8:00 a.m. to 1:00 p.m.  Janitorial services shall be provided Monday through Friday.  HVAC and other Building services shall not be provided at other times or on nationally recognized holidays.  Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord’s standard charge, as determined by Landlord from time to time, in Landlord’s sole discretion, for after-hours HVAC only when requested by Tenant, and (b) Tenant providing to Landlord at least four (4) hour’s advance notice of Tenant’s need for after-hours HVAC.  As of the date of this Lease, and subject to future increases the standard charge for after-hours HVAC is Fifty Dollars ($50.00) per hour.  Tenant shall pay all after-hours HVAC charges to Landlord within ten (10) days after Landlord bills Tenant for said charges.

11.3

Excess Usage by Tenant.  Notwithstanding the use set forth in Section 1.5, Tenant shall not use Building utilities or services in excess of those used by the average office building tenant using its premises for ordinary office and classroom use.  Tenant shall not install at the Premises office machines, lighting fixtures, or other equipment which will generate above average heat, noise, or vibration at the Premises or which will adversely affect the temperature maintained by the HVAC system.  If Tenant does use Building utilities or services in excess of those used by the average office building tenant, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease provided Landlord has notified Tenant in writing of such excess use and afforded Tenant a reasonable opportunity to cure, to (a) at Tenant’s expense, install separate metering devices at the Premises, and to charge Tenant for its usage, (b) require Tenant to pay to Landlord all costs, expenses, and damages incurred by Landlord as a result of such usage, and (c) require Tenant to stop using excess utilities or services.

11.4

Interruptions.  Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish utilities or other services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by a strike, lockout, or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Section 11.  Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease. Notwithstanding anything herein to the contrary, if as the result of a cause of loss insured by Landlord, Tenant is  unable to reasonably conduct Tenant’s business at the Premises during normal operating hours as contemplated by this Lease is interrupted for 96 continuous hours, Base Rent shall abate for the period commencing on the expiration of the 96 hour period and ending at such time that Tenant is able to reasonably conduct Tenant’s business at the Premises during normal operating hours as contemplated by this Lease.

12.

Assignment and Subletting

12.1

Landlord’s Consent Required.  Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of  Tenant’s interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  Landlord shall respond to Tenant’s written request for consent hereunder within ten(10) business days after Landlord’s receipt of the written request from Tenant.  Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease.  Tenant’s written request for Landlord’s consent shall include, and Landlord’s ten (10) day response period referred to above shall not commence, unless and until Landlord has received from Tenant all of the following information: (1) financial statements for the proposed assignee or subtenant for the past two (2) years prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee or subtenant for the past two (2) years, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease,(g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant.  If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a), (b), and (c) of the previous sentence has been provided with respect to each proposed guarantor.  "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of more than fifty-one percent (51%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution or merger of the corporation, or (b) if Tenant is a partnership or other entity, of more than twenty-five percent (25%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution or liquidation of the partnership.

But Tenant may transfer its interest in the Lease to its parent, a wholly owned subsidiary, a corporation wholly owned by the same parent, or to another entity acquiring substantially all of Tenant's assets by an asset sale, merger, or consolidation without Landlord's further consent if the following conditions have been satisfied:

(i)

At least 10 days before the effective date of any proposed transfer, Tenant delivers written notice to Landlord stating: (A) the legal name of the proposed transferee; (B) documentation of the proposed transferee's right to transact business in this state; (C) as applicable, evidence that the proposed transferee has net assets (or will have on completion of the transaction net assets) at least equal to the greater of Tenant's net assets on the Effective Date or at that time; and (D) documentation of the proposed transaction between Tenant and the proposed transferee.

(ii)

Before the effective date of any such transfer, Tenant and the proposed transferee, must deliver to Landlord a fully executed copy of the transfer documents, which must: (A) provide Tenant and each Guarantor will remain fully liable to Landlord for any and all obligations under this Lease; (B) state, as of the effective date of the transfer, Landlord is not in default under the Lease or specify the nature of Landlord’s default; (C) provide the proposed transferee will assume all obligations under this Lease and confirm that its interest in the Premises is subordinate to this Lease; (D) require that the proposed transferee must pay to Landlord all rent and other consideration for the use or occupancy of the Premises; and (E) require that the proposed transferee use the Premises for engaging in the same business as the Tenant.

12.2

Standard for Approval.  Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term, and condition of this Section 12.  Tenant acknowledges and agrees that each requirement, term, and condition in this Section 12 is a reasonable requirement, term, or condition.  It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term, or condition of this Section 12 is not complied with or (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; b) in Landlord’s reasonable judgment, a proposed assignee or subtenant has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee’s or subtenant’s business will impose a burden on the Project’s parking facilities, elevators, Common Areas, or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal, or similar right held by Tenant; (e) a proposed assignee or subtenant does not, in Landlord’s reasonable judgment, have a good credit rating; (f) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default as defined in Section 13.1 at the time of the request; or (l) if requested by Landlord, the assignee or sublessee refuses to sign a nondisturbance and attornment agreement in favor of Landlord’s lender.

12.3

Additional Terms and Conditions.  The following terms and conditions shall be applicable to any Transfer:

(a)

Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b)

Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c)

Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

(d)

The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.  However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

(e)

In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors, or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.

(f)

Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgement that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

(g)

The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord’s election, render Landlord’s consent null and void.

(h)

Landlord shall not be liable under this Lease or under any assignment or sublease to any assignee or subtenant.

(i)

No assignment or sublease may be modified or amended without Landlord’s prior written consent.

12.4

Additional Terms and Conditions Applicable to Subletting

(a)

Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect, and enjoy the rents accruing under such sublease.  Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit.  Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease.  Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

(b)

In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

12.5

Transfer Premium from Assignment or Subletting.   Landlord shall be entitled to receive from Tenant (as and when received by Tenant) after Tenant has deducted all reasonable direct and out of pocket expenses, as an item of additional rent fifty percent (50%) of all amounts received by Tenant from such assignee or subtenant in excess of the amounts payable by Tenant to Landlord hereunder (the “Transfer Premium”).  “Transfer Premium” shall mean all Base Rent, additional rent, or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease.  If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis.

12.6

Landlord’s Option to Recapture Space.  Notwithstanding anything to the contrary contained in this Section 12, Landlord shall have the option, by giving written notice to Tenant within ten(10) business days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord’s election.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant’s Share of Operating Expense increase, and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same.  If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord.  Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant.  Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting.  Tenant acknowledges that the purpose of this Section 12.6 is to enable Landlord to control the leasing of space in the Project.??  Tenant acknowledges and agrees that the requirements of the Section 12.6 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

12.7

Landlord’s Expenses.  In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys’, architects’, accountants’, engineers’, or other consultants’ fees limited to five thousand ($5,000.00).

13.  Default; Remedies

13.1

Default by Tenant.  Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2.  Landlord or Landlord’s authorized agent shall have the right to serve any notice of default, notice to pay rent or quit, or similar notice.

(a)  Tenant’s failure to make any payment of Basic Rent, Tenant’s Share of Operating Expense increases, parking charges, charges for after-hours HVAC, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant.  In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).

(b)  The abandonment of the Premises by Tenant in which event Landlord shall not be obligated to give any notice of default to Tenant.

(c)  The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a) and (b) above), where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s nonperformance is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) day period and thereafter diligently pursues such cure to completion.  In the event that Landlord serves Tenant with a notice to quit pursuant to applicable unlawful detainer statues, said notice shall also constitute the notice required by this Section 13.1(c).

(d)  (i)  The making by Tenant or any guarantor of any general arrangement or general assignment for the benefit of creditors; (ii)  Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days; (iii)  the institution of proceedings seeking the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days or the institution of a foreclosure proceeding against Tenant’s real or personal property; or (iv) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.  In the event that any provision of this Section 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

(e)  The discovery by Landlord that any financial statement, representation, or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, is or was materially false.

(f)  If Tenant is a corporation, partnership, limited liability company or other form of business entity, the dissolution or liquidation of Tenant.

13.2

Remedies

(a)

In the event of any default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i)  terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  If Landlord terminates this Lease, Landlord may recover from Tenant (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of re-leasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord, and the unamortized value of any free rent, reduced rent, tenant improvement allowance, or other economic concessions provided by Landlord.  Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting.  The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(a) and (b) shall be computed by allowing interest at the lesser of two percent (2%) per annum over the "prime rate" as established by Bank of America of Tennessee, N.A., or the maximum interest rate permitted by applicable law.  The worth at the time of award of the amount referred to in Section 13.2(a)(i)(c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Baltimore at the time of award plus one percent (1%).  For purposes of this Section 13.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

(ii)  maintain Tenant’s right of possession in which event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due.

(iii)  collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv)  pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b)

No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

(c)

If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease.  No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease.  The delivery of keys to Landlord or any employee or agent of Landlord shall not constitute the termination of the Lease or the surrender of the Premises.

13.3

Multiple Defaults by Tenant.

(a)

Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the  size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant.  Accordingly, should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

(b)

Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by   Tenant under this Lease Agreement on two (2) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit to, a sum equal to three (3) months’ installments of Base Rent.  The additional Security Deposit shall be governed by the terms of this Lease.

(c)

Should Tenant default under this Lease on two (2) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any default notice requirements or cure periods otherwise set forth in this Lease Agreement with respect to a default by Tenant shall not apply.

13.4

Default by Landlord.   Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.  This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike or other labor problems, acts of God, riot, insurrection, governmental actions or requirements, or any other cause beyond the reasonable control of Landlord, and the time for Landlord’s performance shall be extended for the period of any such delay.

13.5

Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant’s Share of Operating Expense increases, parking charges, after-hours HVAC charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project.  Accordingly, if any installment of Base Rent, Tenant’s Share of Operating Expense increases, parking charges, after-hours HVAC charges, or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%)of the monthly base rent..  The parties hereby agree that such late charge represents a fair and reasonable estimate of the additional costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5. Notwithstanding, Landlord shall waive its Late Charge one (1) time during any calendar year provided Landlord receives the Base Rent payment or other non-payment within five (5) days from Landlord’s written notice that the payment was not received.

13.6

Interest on Past-due Obligations.  Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of two percent (2%) per annum over the "prime rate" as established by Bank of America of Tennessee, N.A. from time to time, or the maximum rate permitted by applicable law.  Payment of such interest shall not excuse or cure any default by Tenant under this Lease, provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

13.7

Payment of Rent after Default.  If Tenant fails to pay Base Rent, Tenant’s Share of Operating Expense increases, parking charges, or any other monetary obligation due hereunder on the date it is due, after Tenant’s third failure to pay any monetary obligation on the date it is due, at Landlord’s option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashier’s check.  If Landlord has required Tenant to make said payments by cashier’s check, Tenant’s failure to make a payment by cashier’s check shall be a material default hereunder.

14.

Landlord’s Right to Cure Tenant's Default; Payments by Tenant.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent.  If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after three (3) days’ prior written notice to Tenant, make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.  Tenant shall pay to

Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Section 14.

15.

Condemnation.   If any portion of the Premises or the Project is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant’s business conducted from the Premises and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession.  If a taking lasts for less than ninety (90) days, Tenant’s rent shall be abated during said period but Tenant shall not have the right to terminate this Lease.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining except that the rent and Tenant’s Share of Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises.  Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof.  Landlord shall have the option, in its sole discretion, to terminate this Lease as of the taking of possession by the condemning authority by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project.  Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee as severance damages or as damages for tenant improvements, provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant’s trade fixtures and removable personal property and any award available for the relocation of Tenant’s business.  In the event that this Lease is not terminated by reason of such condemnation and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefore by the condemning authority.  Tenant shall pay any amount in excess of such severance damages required to complete such repair.  Except as set forth in this Section 15, Landlord shall have no liability to Tenant for interruption of Tenant’s business upon the Premises, diminution of Tenant’s ability to use the Premises, or other injury or damage sustained by Tenant as a result of such condemnation.

16.  Vehicle Parking

16.1

Use of Parking Facilities.  During the Term and subject to the rules and regulations attached hereto as Exhibit "C" as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.13 in the parking facility of the Project at no cost to Tenant, unless as provided or required elsewhere herin.  Landlord may, in its sole discretion, assign tandem parking spaces to Tenant and designate the location of any reserved parking spaces.  Landlord reserves the right at any time to relocate Tenant’s reserved and unreserved parking spaces so long as the relocated parking spaces remain proximate to the Project.  If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord.  Tenant’s parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

17.  Broker’s Fee.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker, or finder other than the persons, if any, listed in Section 1.15 in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend, and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees, or liability for compensation or charges which may be claimed by any such unnamed broker, finder, or other similar party by reason of any dealings, actions, or agreements of the indemnifying party.

18.

Estoppel Certificate

18.1

Delivery of Certificate.  Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following:  (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, and (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and Tenant has taken possession of the Premises.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

18.2

Failure to Deliver Certificate.  At Landlord’s option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord’s performance, (c) not more than one month’s Base Rent has been paid in advance, and (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord’s obligations and Tenant has taken possession of the Premises.

18.3

Financial Information.  Two (2) times per calendar year, if Landlord desires to finance, refinance, or sell the Project or any part thereof, Tenant hereby agrees to deliver, and to cause any guarantor of Tenant’s obligations to deliver, to any lender or purchaser designated by Landlord such financial statements of Tenant or any guarantor and other information as may be reasonably required by such lender or purchaser.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

19.  Landlord’s Liability.  Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the project and to assign this Lease to the transferee.  Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer.  Upon such a transfer, Landlord shall, at its option, return Tenant’s security deposit to Tenant or transfer Tenant’s security deposit to Landlord’s transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit.  Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord’s equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease, or (b) the negligence or willful misconduct of Landlord, its partners, employees, and agents.  No partner, employee, or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder.  The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

20.  Indemnity.

20.1

Tenant’s Indemnification.

Tenant shall indemnify, defend, and hold harmless Landlord, its agents, partners, and employees from and against any and all claims for damage to the person or property of any person or entity arising from Tenant’s use of the Project, or from the conduct of Tenant’s business, or from any activity, work, or things done, permitted, or suffered by Tenant in or about the Project and shall further indemnify, defend, and hold harmless Landlord, its agents, partners, and employees from and against any and all claims, costs, and expenses arising from any breach or default in the performance of any obligation of Tenant to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant’s agents, contractors, employees, or invitees, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred by Landlord, its agents, partners, and employees as the result of any such use, conduct, activity, default, or negligence.  In case any action or proceeding is brought against Landlord, its agents, partners, and employees, Tenant shall defend Landlord and its agents, partners, and employees at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense.  Landlord need not have first paid any claim in order to be so indemnified.  This indemnity shall survive the expiration or sooner termination of this Lease.

20.2

Landlord’s Indemnification.  Landlord shall indemnify, defend, and hold harmless Tenant, its agents, partners, and employees from and against any and all claims for damage to the person or property of any person or entity arising from Landlord’s use of the Project, or from the conduct of Landlord’s business, or from any activity, work, or things done, permitted, or suffered by Landlord in or about the Project and shall further indemnify, defend, and hold harmless Tenant, its agents, partners, and employees from and against any and all claims, costs, and expenses arising from any breach or default in the performance of any obligation of Landlord to be performed under the terms of this Lease, or arising from any act or omission of Landlord, or any of Landlord’s agents, contractors, employees, or invitees, and from and against all costs, attorneys’ fees, expenses, and liabilities incurred by Tenant, its agents, partners, and employees as the result of any such use, conduct, activity, default, or negligence.  In case any action or proceeding is brought against Tenant, its agents, partners, and employees, Landlord shall defend Tenant and its agents, partners, and employees at Landlord’s expense by counsel reasonably satisfactory to Tenant and tenant shall cooperate with Landlord in such defense.  Tenant need not have first paid any claim in order to be so indemnified.  This indemnity shall survive the expiration or sooner termination of this Lease.  Such indemnification by Landlord shall not include an indemnification of Tenant against losses arising from acts or omissions of other tenants. Landlord does covenant and agree to use commercially reasonable efforts to enforce the obligation of such other tenants (or their insurance companies) with respect to such losses.

21.  Exemption of Landlord from Liability.  Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise, or other property of Tenant, Tenant’s employees, invitees, customers, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents, or contractors,, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, hazardous waste, fire, steam, electricity, gas, water, or rain, breakage of pipes, sprinklers, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration, or improvement of any part of the Project, or of the equipment, fixtures, or appurtenances applicable thereto, and regardless of whether the cause of the damage or injury arises out of Landlord’s or its employees’ or agents’ negligent or intentional acts.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, or user of the Project, nor from the failure of Landlord to enforce the provisions of the Lease or any other tenant of the Project.  Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to property of Tenant or injury to persons in, upon, or about the Project arising from any cause, including Landlord’s negligence or the negligence of its agents, partners, or employees, and Tenant hereby waives all claims in respect thereof against Landlord, its agents, partners, and employees.

22.  Hazardous Material.  For purposes of this Lease, the term "Hazardous Material" means any hazardous substance, hazardous waste, infectious waste, or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state, or federal governmental authority.  Except for small quantities of ordinary office supplies such as copier toners, liquid paper, glue, ink, and common household cleaning materials, Tenant shall not cause or permit any Hazardous Material to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors, or invitees.  Any Hazardous Materials that Tenant is authorized to bring, keep or use in or about the Premises shall be stored, used and disposed of in accordance with all requirements of applicable law.  Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fees, costs, liabilities, or losses, including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, sums paid in settlement of claims, attorneys’ fees, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material.  Tenant shall promptly notify Landlord of any release of a Hazardous Material in the Premises or at the Project of which Tenant becomes aware, whether caused by Tenant or any other person or entity.  The provisions of this Section 22 shall survive the termination of the Lease.

23.  Medical Waste Disposal.  If Tenant produces medical waste, Landlord may, at its option, provide medical waste disposal services to Tenant.  If Landlord elects to provide such services, Landlord may require Tenant to use said services.  Landlord, at its option, may bill Tenant directly for such services, which amounts shall then constitute additional rent hereunder, or Landlord may include the cost of providing such services in Operating Expenses.  Tenant waives its right to the fullest extent allowed by law to assert any claim against Landlord in connection with the negligent provision of medical waste disposal services by Landlord.  In the event Landlord is unable or chooses not to provide such disposal services to Tenant, Tenant shall arrange for the disposal of its medical waste and such disposal shall be done in compliance with all applicable laws.  Tenant hereby agrees to indemnify, defend, and hold harmless Landlord against any cost, loss, ability, action, suit, or expense (including attorneys’ fees) arising out of or relating to the existence of or the disposal of medical waste produced by Tenant at the Premises.

24.  Tenant Improvements.  Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless the improvements are shown on  Schedule 1 attached to the lease.  The space plan shall not be effective unless separately initialed by Landlord. Except as set forth in Schedule 1, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair, or decorate the Premises, the Project, or any part thereof, or to provide any allowances for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

25.  Subordination

25.1

Effect of Subordination.  This Lease, and any Option (as defined in Section 26 below) granted hereby shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.  At the request of any mortgagee, trustee, or ground lessor, Tenant shall attorn to such person or entity.  If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof.

25.2

Execution of Documents. Tenant agrees to execute and acknowledge any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be.  Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder or, at Landlord’s option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant’s attorney-in-fact.  Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place, and stead, to execute such documents in accordance with this Section 25.2, said appointment to be a power during the Term of this Lease coupled with an interest and irrevocable.

26.  Options

26.1  Definition.  As used in this Lease, the word "Option" has the following meaning:  (1) the right or option to extend the Term of this Lease or to renew this Lease, and (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project.  Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect

26.2

Options Personal.  Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted transferee as defined in Section 12.  The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.  If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

26.3

Multiple Options.  In the event that Tenant has multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

26.4

Effect of Default on Options.  Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 13.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants, or conditions of this Lease.  The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option because of the provisions of this Section 26.4.

26.5

Limitations on Options.  Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal, or rights of first offer granted hereunder shall be subject and secondary to Landlord’s right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal, or rights of first offer previously given to any other person or entity. Any options in this lease will be secondary to expansion and purchase rights of existing tenants within the Building.

27.  Landlord Reservations.  Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to, at Tenant’s expense, provide and install Building standard graphics on or near the door of the Premises and such portions of the  Common Areas as Landlord shall determine, in Landlord’s sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and (d) to place signs, notices, or displays upon the roof, interior, exterior, or Common Areas of the Project.  Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant’s business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building.  Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to, and above the Premises together with the right to install, use, maintain, and replace equipment, machinery, pipes, conduits, and wiring through the Premises which serve other parts of the Project provided that Landlord’s use does not unreasonably interfere with Tenant’s use of the Premises.

28.  Changes to Project.  Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, number, and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas, and landscaped areas.  In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust, or leave debris in the Building.  Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions with such Changes.  Notwithstanding, Landlord shall use commercially reasonable efforts to minimize the interference to Tenant’s Use as provided herein as well as access to the Premises by Tenant’s employees, customers, contractors and visitors.

29.  Substitution of Other Premises.  “INTENTIONALLY DELETED”

30.  Holding Over.  If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord’s consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be one hundred and fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease and all Options, if any, shall be deemed terminated and be of no further effect.  If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord’s consent, Tenant shall, at Landlord’s option, be treated as a tenant at sufferance or a trespasser.  Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over at the expiration or earlier termination of the Lease Term.  In the event Tenant holds over, and Landlord provides Tenant written notification of Landlord’s eminent re-tenanting of the Premises, and Tenant thereafter holds over for more than ninety (90) from the date of such notification then Tenant hereby agrees to indemnify, hold harmless, and defend Landlord from any cost, loss, claim, or liability (including attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

31.  Landlord’s Access

31.1

Access.  Landlord and Landlord’s agents and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures, and making alterations, repairs, improvements, or additions to the Premises or the Project.  In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant’s property resulting from such access.  Landlord may at any time place on or about the Building For Sale or For Lease signs, and Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises For Lease signs.

31.2

Keys.  Landlord shall have the right to retain keys to the Premises and to unlock all doors at the Premises, and, in the case of emergency, to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction.  Tenant waives any claims for damages or injuries or interference with Tenant’s property or business in connection therewith.  Tenant shall provide Landlord with one key for each lock in the Premises.

32.  Security Measures.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or any other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services.  Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors, invitees, and the property of Tenant and of Tenant’s agents, employees, contractors, and invitees from acts of third parties.  Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses.  Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

33.  Easements.  Landlord reserves to itself the right, from time to time, to grant such easements, rights, and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps, and restrictions do not unreasonably interfere with the use of the Premises by Tenant.  Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord’s request, and Tenant’s failure to do so shall constitute a material default by Tenant.  The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

34.  Transportation Management.  Tenant shall fully comply with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.

35.  Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

36.  Time of Essence.  Time is of the essence with respect to each of the obligations to be performed by Tenant under this Lease.

37.  Definition of Additional Rent.  All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant’s Share of Operating Expenses, parking charges, and charges for after-hours HVAC shall be deemed to be rent.

38.  Incorporation of Prior Agreements.  This Lease and the attachments listed in Section 1.16 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein.  No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.  Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

39.  Amendments.  This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

40.  Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express, or other delivery service.  If notice is given by certified mail, return receipt requested, notice shall be deemed given three (3) days after the notice is deposited with the U.S. Mail, postage prepaid, addressed to Tenant or to Landlord at the address set forth in Section 1.17.  If notice is given by personal delivery, Federal Express, or other delivery service, notice shall be deemed given on the date the notice is actually received by Landlord or Tenant.  Either party may, by notice to the other, specify a different address for notice purposes.  Notwithstanding the address set forth in Section 1.17 for Tenant, upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for notice purposes.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time designate by notice to Tenant.

41.  Waivers.  No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant.  The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlords’ knowledge of such preceding breach at the time of acceptance of such rent.  No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction

42.  Covenants.  This Lease shall be construed as though the covenants contained herein are independent and not dependent, and Tenant hereby waives the benefit of any statute to the contrary.

43.  Binding Effect; Choice of Law; Exclusive Venue.  Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors, and assigns.  This Lease is made pursuant to and shall be construed and enforced according to the substantive laws of the State of Tennessee and without regard to its laws concerning choice of law.  The parties agree that any legal action brought by either party hereto in connection with this Lease shall be maintained only in the Chancery Court for Williamson County, Tennessee and each party hereby irrevocably submits to the jurisdiction of said courts.

44.  Attorneys’ Fees.  If Landlord or Tenant shall employ an attorney to enforce or defend any of Landlord's or Tenant’s rights or remedies hereunder, to seek a judicial declaration of the parties' rights, or otherwise in connection with any default by the other party, the defaulting party agrees to pay all reasonable attorneys fees, court costs and discretionary costs, all costs of litigation, collection or enforcement and other expenses incurred by prevailing in connection therewith.  Further, Landlord or Tenant shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

45.  Auctions.  Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas.  The holding of any auction on the Premises or Common Areas in violation of this Section 45 shall constitute a material default hereunder.

46.  Signs.  Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion.  Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises.

47.  Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

48.  Quiet Possession.  Provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

49.  Authority.  If Tenant is a corporation, trust, general or limited partnership, limited liability company or other form of business entity, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.  If Tenant is a corporation, trust, general or limited partnership, limited liability company or other form of business entity, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

50.  Conflict.  Except as otherwise provided herein to the contrary, any conflict between the printed provisions, Exhibits, Addenda, or Riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

51.  Multiple Parties.  If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant.  Service of a notice in accordance with Section 40 on one Tenant shall be deemed service of notice on all Tenants.

52.  Interpretation.  This Lease shall be interpreted as if it were prepared by both parties, and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord.  The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease.  As used in this Lease, the words "tenant" and "landlord" include the plural as well as the singular.  Words used in the neuter gender include the masculine and feminine gender.

53.  Prohibition Against Recording.  Neither this Lease, nor any memorandum, affidavit, or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under, or on behalf of Tenant.  Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge, and deliver to Landlord for recording any memorandum prepared by Landlord.

54.  Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer, or any association between Landlord and Tenant.

55.  Rules and Regulations.  Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers, and invitees to so abide and conform.  Landlord shall have the right, from time to time, to modify, amend, and enforce the Rules.  Landlord shall not be responsible to Tenant for the failure of other persons, including, but not limited to, other tenants, their agents, employees, and invitees, to comply with the Rules.

56.  Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

57.  Security Interest.  “INTENTIONALLY DELETED”

58.  Security for Performance of Tenant’s Obligations.  Notwithstanding any security deposit held by Landlord pursuant to Section 5 and any security interest held by Landlord pursuant to Section 5, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek and obtain a writ of attachment and/or a temporary protective order and Tenant hereby waives any rights or defenses to contest such a writ of attachment and/or temporary protective order on the basis of the State of Tennessee or any other related statute or rule.

59.  Financial Statements.  From time to time, at Landlord’s request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten (10) days’ advance written notice from Landlord:  (a) a current financial statement for Tenant and Tenant’s financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor’s financial statements for the previous two accounting years, and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchase of Landlord may reasonably request.  All financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

60.  Attachments.  The items listed in Section 1.16 are a part of this Lease and are incorporated herein by this reference.

61.  Waiver of Jury Trial.   LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM, OR CROSS-COMPLAINT IN ANY ACTION PROCEEDING, AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY, OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

Landlord and Tenant acknowledge that they have carefully read and reviewed this Lease and each term and provision contained herein and, by execution of this Lease, show their informed and voluntary consent thereto.  The Parties hereby agree that, at the time this Lease is executed, the terms of this Lease are commercially reasonable and effectuate the intent and purpose of Landlord and Tenant with respect to the Premises.  Tenant acknowledges that it has been given the opportunity to have this Lease reviewed by its legal counsel prior to its execution.  Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer by Landlord to lease the Premises to Tenant or the grant of an option to Tenant to lease the Premises.  This Lease shall become binding upon Landlord and Tenant only when fully executed by both Parties and when Landlord has delivered a fully executed original of this Lease to Tenant.

LANDLORD:	TENANT:

SELF SERVICE MINI STORAGE	CROSS COUNTRY EDUCATION, LLC
an Ohio general partnership	a Delaware corporation

By: /s/ Gerald C. Forstner, Jr.	By: /s/ Gregory Greene
(Signature)	(Signature)

Gerald C. Forstner, Jr.	Gregory Greene
(Printed Name)	(Printed Name)

Its: General Partner	Its: President, Cross Country Education

(Printed Title)	(Printed Title)

Exhibit B

Verification of Commencement Letter

The Undersigned Tenant hereby confirms and agrees the Commencement Date pursuant to that certain Office Lease dated the __ day of ________, 2007 by and between Self Service Mini Storage. as Landlord and Cross Counrty Education, LLC as Tenant is the __ day of ________ 2007.

TENANT

BY:

TITLE:

EXHIBIT C

RULES AND REGULATIONS

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1.

Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2.

All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.  Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project’s normal hours of business as defined in Section 11.3 of the Lease.  Tenant, its employees, and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project.  Tenant, its employees, agents, or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register.  Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project.  Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.

No furniture, freight, or equipment of any kind shall be brought into the Project without Landlord’s prior authorization.  All moving activity into or out of the Project shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size, and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Project, its contents, occupants, or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.

The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

6.

Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same.  Tenant, its employees, and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.  Smoking shall not be permitted in the Common Areas.

7.

The toilet rooms, urinals, and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or agents, shall have caused it.

8.

Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained, or operated upon the Premises without the written consent of Landlord.

9.

Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline, or other inflammable or combustible fluid or material.  Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles, or other vehicles.

10.

Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any ways with the use of the Project by other tenants.

11.

No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading, or for any improper, objectionable, or immoral purposes,  Notwithstanding the foregoing, Underwriters’ Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules, and regulations, and provided further that such cooking does not result in odors escaping from the Premises.

12.

Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises.  No boring or cutting for wires shall be allowed without the consent of Landlord.  The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.  Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork, or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord’s prior written consent.  Tenant shall not install any radio or television antenna, satellite dish, loudspeaker, or other device on the roof or exterior walls of the Project.  Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

13.

Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any of these Rules and Regulations.

14.

Tenant shall not waste electricity, water, or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Tenant shall not, without the prior written consent of landlord, use any method of heating or air conditioning other than that supplied by Landlord.

15.

Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinate governing such disposal.  All trash, garbage, and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

16.

Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency.

17.

No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant.  No curtains, blinds, shades, or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord.  All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design, and bulb cover approved by Landlord.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises.  The skylights, windows, and doors that reflect or admit light and air into the halls, passageways, or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

18.

Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord.  Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same.  Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord.  Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services.  Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

PARKING RULES

1.

Parking areas shall be used only for parking by vehicles no longer than full-size, passenger automobiles herein called "Permitted Size Vehicles".

2.

Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees,

suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.  Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3.

Parking stickers or identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder’s parking privileges.  Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices.  Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately.  Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4.

Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent off-site location(s), and to allocate them between compact, standard size, and tandem spaces as long as the same complies with applicable laws, ordinances, and regulations.

5.

Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle.  Landlord will not be responsible for any damage to vehicles, injury to persons, or loss of property, all of which risks are assumed by the party using the parking area.

6.

Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord’s sole discretion.

7.

The maintenance, washing, waxing, or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8.

Tenant shall be responsible for seeing that all of its employees, agents, and invitees comply with the applicable parking rules, regulations, laws, and agreements.  Garage managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.  Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9.

Every driver is required to park his own car.  Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car.  The driver parking behind the first car must leave his key with the parking attendant.  Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine.  Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities.  The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage.  Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10.

No vehicles shall be parked in the parking garage overnight.  The parking garage shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care, and cleanliness of the Project, and for the preservation of good order therein as well as for the convenience of other occupants and tenants therein.

EXHIBIT A

PREMISES

OFFICE
117
OPEN AREA
116-A
SHIPPING & RECEIVING
118
TRAINING RM.
122
CLOSET
123
RECEPTION
119
SERVER
115
OFFICE
114
FEC
BREAK
120
MAIL & SUPPLY
121
OFFICE
124
ELEVATOR
LOBBY
CONFERENCE
101
OFFICE
104
OFFICE
103
OFFICE
102
RECEPTION
100
FEC
OPEN AREA
116-B
OFFICE
113
OFFICE
112
OFFICE
111
OFFICE
110
OFFICE
109
OFFICE
108
OFFICE
107
OFFICE
106
OFFICE
105
LIMIT OF CONSTRUCTION

KEY:
New Walls:
Demo Walls:

16' 8' 0 16'

DESIGNER INITIALS	JD
REV I	
ISSUED	18 JANUARY '07
PROJECT #	AZ-06057

CROSS COUNTRY EDUCATION
FIRST FLOOR - SUITE 130
HORIZON BUILDING
BRENTWOOD, TN

INTERIOR DESIGN SERVICES, INC.

SCHEDULE 1

TENANT IMPROVEMENTS

1.  Base Building Work.  Landlord and Tenant understand and acknowledge that the attached description and plan  (“Landlord’s Work”) represent the complete agreement of Landlord’s obligation  to Tenant in terms of Tenant Improvements to the Premises.

(a)

Prior to the Commencement Date, Landlord at Landlord’s expense, shall supply, construct and install all of the improvements to the Leased Premises as specified and in accordance with Schedule 1, attached hereto and made a part hereof (“Landlord’s Work”), provided however that  Landlord shall not be responsible for the cost of Landlord’s Work which exceeds $200,000(collectively, the “Leasehold Improvement Allowance”).

(b)

In the event that Landlord’s Work will reasonably exceed the Leasehold Improvement Allowance, Landlord shall present Tenant, for Landlord’s approval, a cost estimate for Landlord’s Work as well as all bid(s) submitted to Landlord for Landlord’s Work.  Tenant shall have the right, subject to Landlord’s consent, which shall not be unreasonably withheld,  to have a contractor of its choice bid on Landlord’s Work.  That amount so approved by Tenant and spent by Landlord on Landlord’s Work which is in excess of the Leasehold Improvement Allowance, up to a maximum of $20,000 shall constitute the “Additional  Improvement Allowance”. If Tenant approves Landlord to spend any of the Additional Improvement Allowance, Tenant will reimburse Landlord the amount spent up to the maximum within thirty (30) days of the receipt of documentation of the expenditure by Landlord of such excess cost. In the event Landlord’s Work exceeds an amount in excess of Leasehold Improvement Allowance and the Additional  Improvement Allowance, Tenant will be solely responsible for the expenditure and payment of such excess cost.

Change in Plans.  In the event that Tenant requests a change in the Plans subsequent to approval of the Tenant’s Plan, Landlord shall advise Tenant as to any increases in the cost of the Improvements and as to any delay such change would cause in the construction of the Improvements, which delay would constitute a Tenant Delay.  Tenant shall approve or disapprove such change within five (5) days of written notice.  In the event that Tenant approves such change, Tenant shall accompany its approval with payment in the amount of the increase.

Construction Supervisory Fee.  The cost of the Improvements shall include a construction supervisory fee for the supervision of the construction of the Improvements by Landlord.

Interior Design
Services, Inc.

PRICING NARRATIVE

Date: 18 January 2007

Project: Cross Country Education

Project #: AZ-06057

Issue To: Billy Lyell – Nashville Commercial

From: Jenn Dudley – IDS

Attachments: Space plan, Demo Pricing Plan

DESCRIPTION

The following pricing narrative describes the scope of work related to the above referenced project. Follow base building design standards unless noted otherwise. Refer to floor plans attached for project layout. This pricing narrative is intended only for the purpose of establishing probable cost of construction. Changes to this scope may occur as the result of code requirements, Tenant or Owner requests, or construction necessities, and may affect the final cost of construction.

Wall Construction:

1. Standard walls – to grid
2. Insulation – at offices 112,111,110, 125 and conference room 101, in new walls and 4' either side of wall above grid
3. 1 Hour Rated walls – Meeting Rm. 112, Shipping & Receiving 119
4. Demising wall/Corridor walls – existing to remain

Door Requirements

5. Doors and Hardware Finish: Building Standard
6. 3'-0" Flush Solid Core Doors except as noted below
7. Store Front Exterior Doors – Shipping & Receiving 119 (2- 3' x 7')
8. Rated doors – Meeting Rm. 122, Office 118, and Reception 124
9. Locksets –offices
10. Latchsets – remaining doors
11. Closers – rated doors
12. Windows – 5' x 3' view window in hollow metal frame located in Reception 119

209 Powell Place
Brentwood, TN 37027
Tel 615.376.1200
Fax 615.376.1245

Interior Design
Services, Inc.

Casework

13. Base cabinets and upper cabinets – plastic laminate base, overhead cabinets, and counter – Approximately 75'-0" linear feet per plan

Finishes

14. Provide flooring as noted below:

    Carpet – Loop ($25 installed) in Offices, Loop ($25 installed) in Conference,

    VCT - Break 120, Mail & Supply 121, Server 115 – two color pattern

    VCT – 5' X 9' landing at Shipping & Receiving 119

15. Base – 4" standard Rubber Base
16. Paint Walls – throughout
17. Ceiling – Replace any discolored or damaged tiles to match existing
18. Accent Finishes – two accent paints

Mechanical Requirements

19. Special Requirements – Dedicated A/C unit for Server 115

Plumbing Requirements

20. Sink – SS Single at Meeting 122, Double Bowl at Break 120
21. Dishwasher – yes
22. Disposal – yes
23. Refrigerator – 2 tenant supplied refrigerators with icemaker hookup
24. Hot Water Heater – sized for sinks, dishwasher, and water dispenser

Light Fixtures

25. Building Standard 2x4 – Existing
26. Can Fixtures – approximately 20 at Meeting 122
27. Dimmers – 2 at Meeting 122

Electrical Requirements

28. Typical Office Requirements – 2 duplex, 1 voice/data at each office
29. GFCI above sink area – as required
30. Equipment Requirements – Copy, Fax, Printer, Ref (2), HW Heater, Water Dispenser, Vending machine (2)
31. Special Telecom/Audio Visual – Ceiling Mounted Projector and Retractable Projection Screen at Meeting 122
32. Systems Furniture – as required
33. Phone Board – Server 115

209 Powell Place
Brentwood, TN 37027
Tel 615.376.1200
Fax 615.376.1245

Interior Design
Services, Inc.

Emergency Equipment

34. One fire extinguisher every 75’, type: recessed extinguisher cabinet per building standard or wall mount at break (relocate existing fire extinguishers as needed)
35. Building Standard Exit Signs, as required (to match building standard suite)
36. Horns/Strobes, as required
37. Emergency Lighting – battery operated fixtures or wall mount pack at open area, lobby, meeting room, etc. per code requirements

Security Equipment

38. Keycard Access – Reception 100 and 124
39. Door Chime – Exterior door at Shipping & Receiving 110

Site Work

40. 48’ long x 5’ wide reinforced concrete sidewalk from existing entry slab to proposed exterior double doors at Shipping & Receiving 119.

209 Powell Place
Brentwood, TN 37027
Tel 615.376.1200
Fax 615.376.1245

OFFICE 117
OPEN AREA 116-A
SERVER 115
OFFICE 114
FEC
SHIPPING & RECEIVING 118
TRAINING RM. 122
CLOSET 123
RECEPTION 119
BREAK 120
MAIL & SUPPLY 121
OFFICE 124
CONFERENCE 101
ELEVATOR LOBBY
OFFICE 104
OFFICE 103
OFFICE 102
RECEPTION 100
FEC
OPEN AREA 116-B
OFFICE 113
OFFICE 112
OFFICE 111
OFFICE 110
OFFICE 109
OFFICE 108
OFFICE 107
OFFICE 106
OFFICE 105
LIMIT OF CONSTRUCTION

KEY:
New Walls: ———
Demo Walls: — — —

16' 8' 0 16'

DESIGNER INITIALS	JD
REV 1	
ISSUED	18 JANUARY '07
PROJECT #	AZ-06057

CROSS COUNTRY EDUCATION
FIRST FLOOR - SUTE 130 DEMO PLAN
HORIZON BUILDING
BRENTWOOD, TN

INTERIOR DESIGN SERVICES, INC.

OFFICE 117
OPEN AREA 116-A
SHIPPING & RECEIVING 118
TRAINING RM. 122
CLOSET 123
RECEPTION 119
ELEVATOR LOBBY
FEC
SERVER 115
OFFICE 114
BREAK 120
MAIL & SUPPLY 121
OFFICE 124
CONFERENCE 101
OFFICE 104
OFFICE 103
OFFICE 102
RECEPTION 100
FEC
OPEN AREA 116-B
OFFICE 113
OFFICE 112
OFFICE 111
OFFICE 110
OFFICE 109
OFFICE 108
OFFICE 107
OFFICE 106
OFFICE 105
LIMIT OF CONSTRUCTION
KEY:
New Walls:
Demo Walls:
16' 8' 0 16'

DESIGNER INITIALS	JD
REV 1	
ISSUED	18 JANUARY '07
PROJECT #	AZ-06057

CROSS COUNTRY EDUCATION
FIRST FLOOR - SUTE 130 DEMO PLAN
HORIZON BUILDING
BRENTWOOD, TN

INTERIOR DESIGN SERVICES, INC.

EXHIBIT D

***RIGHT OF FIRST OFFER***

1.

Tenant shall have the right to send to Landlord a notice (“Request Notice”) advising Landlord that Tenant is interested in possibly leasing additional space located on the first floor of the Project .  Within ten (10) days of receipt of a Request Notice, Landlord shall promptly notify Tenant of when and what such first floor space is or will be so available within the next six (6) months.  Such available space is referred to as the Advice Space.  Tenant thereupon shall have the right (“ROFO”) to lease all or any part of such Advice Space at the Fair Market Rental Rate for the remaining term of the Lease, except that Tenant shall have no such right, if:

a.

Tenant is in default pursuant to the terms of  the Lease; or

b

the portion of the Advice Space not leased by Tenant is not in a rentable configuration pursuant to Landlord’s sole determination.

2.

The ROFO shall be exercised by Tenant’s notifying Landlord, within ten (10) days after Tenant’s receipt of the notice of availability of the Advice Space, of Tenant’s exercise of its right to lease such Advice Space (or such portion of such Advice Space identified by Tenant in such notice which thereupon shall be deemed the Advice Space) upon the terms of this Exhibit.  If Tenant so notifies Landlord, Landlord shall deliver the Advice Space to Tenant upon the date such space is available and shall prepare an amendment to this Lease adding the Advice Space to the Premises on the date of delivery on the terms set forth in this Exhibit, which amendment shall be delivered to Tenant promptly after exercise and executed by Tenant within thirty (30) days after Tenant’s receipt of same from Landlord.  The Privileges for parking which Tenant receives in connection with the Advice Space shall be at 5 spaces per 1,000 square feet of area of the Advice Space.

3.

Tenant may not send a Request Notice until six (6) months have elapsed since the day Tenant previously sent a Request Notice to Landlord following the execution by Tenant of a rejection of the right to lease the Advice Space.

4.

If Landlord and Tenant are unable to agree as to the Fair Market Rental Rate within thirty (30) days following Tenant’s exercise of each such ROFO, then Landlord must lease such Advice Space to Tenant at the Fair Market Rental Rate determined in accordance with Section 6 of this Exhibit D.

5.

Rent for the Advice Space shall commence upon the earlier of (i) the date Tenant commences business operations from such Advice Space or (ii)  sixty (60) days after delivery to Tenant of the Advice Space (“Build Out Period”)

6

Fair Market Rental Rate.  For the purposes of this Exhibit D  the term “Fair Market Rental Rate” shall mean the annual amount per rentable square foot that Landlord has accepted in current transactions between non-affiliated parties from new, non-expansion (unless the expansion is pursuant to a comparable definition of Fair Market Rental Rate), non-renewal (unless the renewal is pursuant to a comparable definition of Fair Market Rental Rate) and non-equity tenants of comparable credit-worthiness, for comparable space (size and height), for a comparable use for a comparable period of time (“Comparable Transactions”) in the Building, or to the extent there are not a sufficient number of Comparable Transactions in the Building, then Comparable Transactions will also include what a comparable landlord of a Comparable Building with comparable vacancy factors would accept in Comparable Transactions.  “Comparable Buildings” shall be buildings of comparable size and vintage and construction in the Brentwood and Cool Springs Submarkets of Nashville, Tennessee.  In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., on a gross basis, and, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Tenant’s liability under the Lease, parking rights and obligations, signage rights, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, which would be payable by Landlord in similar transactions, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, the condition of the base building and the Landlord’s responsibility with respect thereto, the value, if any, of the existing tenant improvements (with such value being judged with respect to the utility of such existing tenant improvements to the general business office user and not this particular Tenant) and other generally applicable conditions of tenancy for such Comparable Transactions.  The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

Landlord shall determine the Fair Market Rental Rate by using its good faith judgment.  Landlord shall provide written notice of such amount within fifteen (15) days (but in no event later than twenty (20) days) after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Fair Market Rental Rate.  Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental in writing.  Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its disapproval of the Fair Market Rental Rate determined by Landlord.

In the event Tenant fails to accept the new rental proposed by Landlord, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their best good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Rental Rate which triggers the negotiation period of this section, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have fifteen (15) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental.  In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts.  If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

(a)

Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence.  If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building.  Neither Landlord nor Tenant shall consult with such broker or lawyer directly or indirectly as to his or her opinion as to Fair Market Rental Rate prior to the appointment.  The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Premises is the closer to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this section.  Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary.  In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Fair Market Rental Rate (“FMRR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

(b)

The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate, and shall notify Landlord and Tenant of such determination.

(c)

The decision of the arbitrator shall be binding upon Landlord and Tenant, except as provided below.

(d)

If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(e)

The cost of arbitration shall be paid by Landlord and Tenant equally.

7.

Documentation.  Immediately after the base rent for the applicable Advise Space is determined pursuant to this Exhibit, Landlord and Tenant shall execute an amendment to the Lease stating the additional space to be leased, and the base rental rate in effect.

8.

Terms.  All terms used in this Exhibit unless otherwise defined in this Exhibit shall have the same meaning as the terms defined in the Lease.